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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 21, 2001

                        LORAL SPACE & COMMUNICATIONS LTD.
             (Exact name of registrant as specified in its charter)

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
               Bermuda                               1-14180                           13-3867424
  (State or other jurisdiction of          (Commission File Number)       (IRS Employer Identification No.)
           incorporation)
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       c/o Loral SpaceCom Corporation
             600 Third Avenue
            New York, New York                                          10016
       (Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code:    (212) 697-1105
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ITEM 5.    OTHER EVENTS.

On December 21, 2001, Loral Space & Communications Ltd., a Bermuda company ("Loral Space"), announced that its wholly owned subsidiary, Loral Cyberstar, Inc., a Delaware corporation ("CyberStar"), successfully completed an exchange offer and consent solicitation for all of its outstanding aggregate principal amount of 11-1/4% Senior Notes due 2007 (the "Senior Notes") and 12-1/2% Senior Discount Notes due 2007 (the "Senior Discount Notes") in exchange for up to $675 million principal amount of new CyberStar 10% Senior Notes due July 15, 2006 (the "New Notes"), which New Notes are guaranteed by Loral Space, together with five-year warrants to purchase up to approximately 6.7 million shares of Loral Space's common stock (less than two percent of outstanding Loral Space shares) at a purchase price of $2.37 per share.

The exchange offer and consent solicitation expired at midnight, New York City time, on Thursday, December 20, 2001. Approximately 91.73% ($406,373,000 principal amount) of the Senior Notes were tendered in exchange for $304,843,000 principal amount of New Notes, warrants to purchase 3,007,163 shares of Loral Space common stock and approximately $29,755 in cash paid to certain holders of New Notes in lieu of receipt of a principal amount of New Notes in a denomination other than an integral multiple of $1,000. Approximately 89.86% ($434,929,000 principal amount) of the Senior Discount Notes were tendered in exchange for $307,861,000 principal amount of New Notes, warrants to purchase 3,035,823 shares of Loral Space common stock and approximately $29,998 in cash paid to certain holders of New Notes in lieu of receipt of a principal amount of New Notes in a denomination other than an integral multiple of $1,000. A copy of the indenture related to the New Notes, the warrant agreement, dated as of December 21,2001, between Loral Space and The Bank of New York, as warrant agent, and the guaranty agreement, dated as of December 31, 2001, between Loral Space and Bankers Trust Company, as trustee, are filed as exhibits to this filing and are incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits.


       99.1 Indenture, dated as of December 21, 2001, by and among CyberStar, certain of its subsidiaries and Bankers Trust Company, as Trustee.


       99.2 Warrant Agreement, dated as of December 21, 2001, between Loral Space and The Bank of New York, as Warrant Agent.


       99.3 Guaranty Agreement, dated as of December 21, 2001, between Loral Space and Bankers Trust Company, as Trustee.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            LORAL SPACE & COMMUNICATIONS LTD.

Date:   January 7, 2002                        By:   /s/ Janet T. Yeung
      -------------------                            ---------------------
                                                     Name:   Janet T. Yeung
                                                     Title:  Vice President, and
                                                             Assistant Secretary
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                                INDEX TO EXHIBITS

Exhibit Number                                          Description of Exhibit

       99.1 Indenture, dated as of December 21, 2001, by and among CyberStar, certain of its subsidiaries and Bankers Trust Company, as trustee.

       99.2 Warrant Agreement, dated as of December 21, 2001, between Loral Space and The Bank of New York, as Warrant Agent.


       99.3 Guaranty Agreement, dated as of December 21, 2001, between Loral Space and Bankers Trust Company, as Trustee.